EX-99.B(d)(2)(vi)

WELLS FARGO FUNDS TRUST

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

Appendix A

Aggressive Allocation Fund1 (currently named the Strategic Growth Allocation Fund)

Asia Pacific Fund*

Asset Allocation Fund

Balanced Fund*

California Limited-Term Tax-Free Fund2

California Tax-Free Fund

California Tax-Free Money Market Fund

California Tax-Free Money Market Trust

Capital Growth Fund*

Cash Investment Money Market Fund

Colorado Tax-Free Fund

Common Stock Fund*

Conservative Allocation Fund3 (currently named the Strategic Income Fund)

Corporate Bond Fund*

Discovery Fund*

Diversified Bond Fund

Diversified Equity Fund

Dividend Income Fund*

Diversified Small Cap Fund

Endeavor Large Cap Fund*

Endeavor Select Fund*

Enterprise Fund*

Equity Income Fund

Equity Index Fund

Government Money Market Fund

Government Securities Fund*

Growth Balanced Fund

Growth Equity Fund

Growth Fund4

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[1]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Growth Allocation Fund will be renamed the Aggressive Allocation Fund.
[2]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the California Limited Term Tax-Free Fund will be renamed the California Limited-Term Tax-Free Fund.
[3]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Income Fund will be renamed the Conservative Allocation Fund.
[4]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Growth Fund will merge into the Large Company Growth Fund.

Growth Fund*

Heritage Money Market Fund*

High Income Fund*

Income Fund5

Income Plus Fund

Index Allocation Fund6

Index Fund*

Inflation-Protected Bond Fund

Intermediate Government Income Fund

Intermediate Tax-Free Fund*

Large Cap Growth Fund*

Life Stage - Aggressive Portfolio*

Life Stage - Conservative Portfolio*

Life Stage - Moderate Portfolio*

Limited Term Government Income Fund7

Liquidity Reserve Money Market Fund

Mid Cap Disciplined Fund*

Minnesota Money Market Fund

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Money Market Trust

Montgomery Emerging Markets Focus Fund8

Montgomery Institutional Emerging Markets Fund9

Montgomery Mid Cap Growth Fund10

Montgomery Short Duration Government Bond Fund11

Montgomery Small Cap Fund12

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[5]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Income Fund will merge into the Montgomery Total Return Bond Fund.
[6]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Index Allocation Fund will merge into the Asset Allocation Fund.
[7]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Limited Term Government Income Fund will merge into the Montgomery Short Duration Government Bond Fund.
[8]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Emerging Markets Focus Fund will be renamed the Emerging Markets Focus Fund.
[9]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Institutional Emerging Markets Fund will be renamed the Institutional Emerging Markets Fund.
[10]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Mid Cap Growth Fund will be renamed the Mid Cap Growth Fund.
[11]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Short Duration Government Bond Fund will be renamed the Short Duration Government Bond Fund.
[12]	On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Small Cap Fund will be renamed the Small Cap Growth Fund.

Montgomery Total Return Bond Fund13

Municipal Bond Fund*

Municipal Money Market Fund*

National Limited Term Tax-Free Fund14

National Tax-Free Fund

National Tax-Free Money Market Fund

National Tax-Free Money Market Trust

Nebraska Tax-Free Fund

Opportunity Fund*

Overland Express Sweep Fund

Prime Investment Money Market Fund

Short-Term Bond Fund*

Short-Term High Yield Bond Fund*

Short-Term Municipal Bond Fund*

SIFE Specialized Financial Services Fund15

Small Cap Disciplined Fund*

Small Cap Growth Fund16

Small Cap Value Fund*

Small Mid/Cap Value Fund*

Strategic Income Fund*

Treasury Plus Money Market Fund

Ultra-Short Duration Bond Fund*

Ultra Short-Term Income Fund*

Ultra Short-Term Municipal Income Fund*

U.S. Value Fund*

WealthBuilder Conservative Allocation Portfolio

WealthBuilder Equity Portfolio

WealthBuilder Growth Allocation

WealthBuilder Growth Balanced Portfolio

WealthBuilder Moderate Balanced Portfolio

WealthBuilder Tactical Equity Portfolio

Wisconsin Tax-Free Fund*

100% Treasury Money Market Fund

Most Recent Annual Approval: April 4, 2005

Appendix A amended: February 8, 2005

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[13]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Total Return Bond Fund will be renamed the Total Return Bond Fund.
[14]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the National Limited Term Tax-Free Fund will be renamed the National Limited-Term Tax-Free Fund.
[15]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the SIFE Specialized Financial Services Fund will be renamed the Specialized Financial Services Fund.
[16]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Small Cap Growth Fund will merge into the Montgomery Small Cap Fund.

SCHEDULE A

WELLS FARGO FUNDS TRUST

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

This fee agreement is made as of the 28th day of July, 2003, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”); and

WHEREAS, the parties and Wells Fargo Funds Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A, and for the Diversified Bond Fund, Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Growth Balanced Fund, Growth Equity Fund, Index Fund, Moderate Balanced Fund, Aggressive Allocation Fund and Strategic Income Fund:

for the assets formerly invested in the Equity Income Portfolio

a.	0.25% on the first $200 million;

b.	0.20% on the next $200 million;

c.	0.15% on all sums in excess of $400 million.

for the assets formerly invested in the Index Portfolio

a.	0.02% on the first $200 million; and

b.	0.01% on all sums in excess of $200 million.

for the assets formerly invested in International Equity Portfolio

a.	0.35% on the first $200 million;

b.	0.25% on all sums in excess of $200 million.

for the assets formerly invested in Small Cap Index Portfolio

a.	0.02% on the first $200 million;

b.	0.01% on all sums in excess of $200 million.

provided, that no fee shall be payable hereunder with respect to any of the Funds listed above during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with and reliance upon Section 12(d)(1)(E) or 12(d)(1)(G) under the Act.

However, the sub-adviser shall receive a fee of 0.05% of the assets of the Growth Balanced Fund, Moderate Balanced Fund, Strategic Growth Allocation Fund and Strategic Income Fund and 0.05% from each WealthBuilder Portfolio for providing services with respect to which Master Trust Portfolios (or, in the case of the WealthBuilder Portfolios, other unaffiliated funds) these Funds will invest in and the percentage to allocate to each Master Portfolio or unaffiliated fund in reliance on Section 12(d)(1)(G) under the Act, the rules thereunder, or order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).

The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month. If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

The foregoing fee schedule is agreed to as of February 8, 2005 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Andrew Owen
Andrew Owen
Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:	/s/ David O’Keefe
David O’Keefe
Chief Financial Officer

WELLS FARGO FUNDS TRUST

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

Appendix A to Schedule A

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Aggressive Allocation Fund[17] (currently named the Strategic Growth Allocation Fund)	0.05

Asia Pacific Fund*	0-200M >200M	0.45 0.35

Asset Allocation Fund	0-1000M >1000M	0.15 0.10

Balanced Fund*	0-1000M >1000M	0.25 0.20

California Limited-Term Tax-Free Fund[18]	0-400M 400-800M >800M	0.15 0.125 0.10

California Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

California Tax-Free Money Market Fund	0-1000M >1000M	0.05 0.04

California Tax-Free Money Market Trust	0-1000M >1000M	0.0 0.0

Capital Growth Fund*	0-200M 200-400M >400M	0.35 0.30 0.25

Cash Investment Money Market Fund	0-1000M >1000M	0.05 0.04

Colorado Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Common Stock Fund*	0-200M >200M	0.35 0.30

Conservative Allocation Fund[19] (currently named the Strategic Income Fund)	0.05

Corporate Bond Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[17]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Growth Allocation Fund will be renamed the Aggressive Allocation Fund.
[18]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the California Limited Term Tax-Free Fund will be renamed the California Limited-Term Tax-Free Fund.
[19]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Income Fund will be renamed the Conservative Allocation Fund.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Discovery Fund*	0-200M >200M	0.35 0.30

Dividend Income Fund*	0-200M 200-400M >400M	0.35 0.30 0.25

Endeavor Large Cap Fund*	0-200M 200-400M >400M	0.35 0.30 0.25

Endeavor Select Fund*	0-200M 200-400M >400M	0.35 0.30 0.25

Enterprise Fund*	0-200M >200M	0.35 0.30

Equity Index Fund	0-200M >200M	0.02 0.01

Government Money Market Fund	0-1000M >1000M	0.05 0.04

Government Securities Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Growth Balanced Fund	0.05

Growth Fund[20] (currently named the Large Company Growth Fund)	0-200M 200-400M >400M	0.25 0.20 0.15

Growth Fund*	0-200M 200-400M >400M	0.35 0.30 0.25

Heritage Money Market Fund*	0-1000M >1000M	0.05 0.04

High Income Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Income Fund[21]	0-400M 400-800M >800M	0.15 0.125 0.10

Income Plus Fund	0-400M 400-800M >800M	0.20 0.175 0.15

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[20]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Growth Fund will merge into the Large Company Growth Fund.
[21]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Income Fund will merge into the Montgomery Total Return Bond Fund.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Index Allocation Fund[22]	0-1000M >1000M	0.15 0.10

Index Fund*

Inflation-Protected Bond Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Intermediate Government Income Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Intermediate Tax-Free Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Large Cap Growth Fund*	0-200M 200-400M >400M	0.35 0.30 0.25

Limited Term Government Income Fund[23]	0-400M 400-800M >800M	0.15 0.125 0.10

Liquidity Reserve Money Market Fund	0-1000M >1000M	0.05 0.04

Mid Cap Disciplined Fund*	0-200M >200M	0.35 0.30

Minnesota Money Market Fund	0-1000M >1000M	0.05 0.04

Minnesota Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Moderate Balanced Fund	0.05

Money Market Fund	0-1000M >1000M	0.05 0.04

Money Market Trust	0.00

Montgomery Emerging Markets Focus Fund[24]	0-200M >200M	0.35 0.25

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[22]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Index Allocation Fund will merge into the Asset Allocation Fund.
[23]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Limited Term Government Income Fund will merge into the Montgomery Short Duration Government Bond Fund.
[24]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Emerging Markets Focus Fund will be renamed the Emerging Markets Focus Fund.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Montgomery Institutional Emerging Markets Fund[25]	0-200M >200M	0.35 0.25

Montgomery Mid Cap Growth Fund[26]	0-200M >200M	0.25 0.20

Montgomery Short Duration Government Bond Fund[27]	0-400M 400-800M >800M	0.15 0.125 0.10

Montgomery Small Cap Fund[28]	0-200M >200M	0.25 0.20

Montgomery Total Return Bond Fund[29]	0-400M 400-800M >800M	0.15 0.125 0.10

Municipal Bond Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Municipal Money Market Fund*	0-1000M >1000M	0.05 0.04

National Limited Term Tax-Free Fund[30]	0-400M 400-800M >800M	0.15 0.125 0.10

National Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

National Tax-Free Money Market Fund	0-1000M >1000M	0.05 0.04

National Tax-Free Money Market Trust	0.00

Nebraska Tax-Free Fund	0-400M 400-800M >800M	0.15 0.125 0.10

Opportunity Fund*	0-200M >200M	0.35 0.30

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[25]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Institutional Emerging Markets Fund will be renamed the Institutional Emerging Markets Fund.
[26]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Mid Cap Growth Fund will be renamed the Mid Cap Growth Fund.
[27]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Short Duration Government Bond Fund will be renamed the Short Duration Government Bond Fund.
[28]	On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Small Cap Fund will be renamed the Small Cap Growth Fund.
[29]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Total Return Bond Fund will be renamed the Total Return Bond Fund.
[30]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the National Limited Term Tax-Free Fund will be renamed the National Limited-Term Tax-Free Fund.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Overland Express Sweep Fund	0-1000M >1000M	0.05 0.04

Prime Investment Money Market Fund	0-1000M >1000M	0.05 0.04

SIFE Specialized Financial Services Fund[31]	0-200M 200-400M >400M	0.25 0.20 0.15

Short-Term Bond Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Short-Term High Yield Bond Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Short-Term Municipal Bond Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Small Cap Disciplined*	0-200M >200M	0.35 0.30

Small Cap Growth Fund[32]	0-200M >200M	0.25 0.20

Small Cap Value Fund*	0-200M >200M	0.35 0.30

Small Mid/Cap Value Fund*	0-200M >200M	0.35 0.30

Strategic Income Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Treasury Plus Money Market Fund	0-1000M >1000M	0.05 0.04

Ultra-Short Duration Bond Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Ultra Short-Term Income Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

Ultra Short-Term Municipal Income Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[31]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the SIFE Specialized Financial Services Fund will be renamed the Specialized Financial Services Fund.
[32]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Small Cap Growth Fund will merge into the Montgomery Small Cap Fund.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
U.S. Value Fund*	0-200M 200-400M >400M	0.35 0.30 0.25

WealthBuilder Conservative Allocation Portfolio	0.05

WealthBuilder Equity Portfolio	0.05

WealthBuilder Growth Allocation Portfolio	0.05

WealthBuilder Growth Balanced Portfolio	0.05

WealthBuilder Moderate Balanced Portfolio	0.05

WealthBuilder Tactical Equity Portfolio	0.05

Wisconsin Tax-Free Fund*	0-400M 400-800M >800M	0.20 0.175 0.15

100% Treasury Money Market Fund	0-1000M >1000M	0.05 0.04

*	On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.